EXHIBIT 10.3

         Reseller Agreement between TorchMail.com Inc. and USA.NET Inc.

THIS AGREEMENT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION UNDER SEPARATE COVER WITH A REQUEST THAT THE EXHIBIT BE GRANTED CONFIDENTIAL TREATMENT.